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                                                                    Exhibit 99.7


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                  We hereby consent to (i) the inclusion of our opinion letter, dated June 21, 1999, to the Board of Directors of Mercantile Bancorporation Inc. (the "Company") as Appendix E to the Joint Proxy Statement/Prospectus (the "Prospectus") of the Company and Firstar Corporation ("Firstar") relating to the merger between the Company and Firstar and (ii) all references to DLJ and our opinion letter in the Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                           DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION



                                           By: /s/ RICHARD J. BARRETT
                                              ----------------------------
                                              Name:  Richard J. Barrett
                                              Title: Managing Director


New York, New York
June 21, 1999